UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 3, 2011

HOUSTON WIRE & CABLE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (713) 609-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 3, 2011, Charles A. Sorrentino, President, Chief Executive Officer and a director of Houston Wire & Cable Company (the “Company”), resigned as the Company’s President.  Mr. Sorrentino will remain Chief Executive Officer through the end of the year and will resign from that position as of January 1, 2012.

The Company’s Board of Directors elected James L. Pokluda III, as the Company’s new President, effective immediately.  Mr. Pokluda will assume the additional responsibility of Chief Executive Officer on January 1, 2012.  Mr. Pokluda, 46, joined the Company in 1987 and began serving as the Company’s Vice President of Marketing in 2001 and has served as  Vice President of Sales & Marketing since 2007.  He will receive a salary of $225,000 per year and will continue to be eligible to participate in the Company’s Senior Management Bonus Program and to receive awards under the Company’s Stock Plan.

In addition, the Board of Directors promoted Christopher R. McLeod to Senior Vice President of Operations, effective immediately.  Mr. McLeod, 49, joined the Company in 2001 as Director of Logistics, was promoted to Vice President of Logistics later that year  and has served as Vice President of Operations since 2010.  He will receive a salary of $185,000 per year and will continue to be eligible to participate in the Company’s Senior Management Bonus Program and to receive awards under the Company’s Stock Plan.

For a discussion of the Senior Management Bonus Program and the Stock Plan, please see “Executive Compensation: Compensation Discussion and Analysis” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 24, 2011.

There are no family relationships between either Mr. Pokluda or Mr. McLeod and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between either Mr. Pokluda, Mr. McLeod or any of their immediate family members and the Company which would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the management transition is attached to this Form 8-K as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 3, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 16,808,059 shares of common stock, par value $.001, or approximately 94.70% of the 17,748,487 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by Company stockholders at the Annual Meeting, and the final voting results on each such matter.

Proposal I:  Election of Directors.   The number of votes cast for and withheld from each nominee, as well as the number of broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Withheld
Michael T. Campbell	14,668,068	91,101
I. Stewart Farwell	14,638,727	120,442
Peter M. Gotsch	14,112,386	646,783
Wilson B. Sexton	14,596,892	162,277
William H. Sheffield	14,575,367	183,802
Charles A. Sorrentino	14,665,370	93,799
Scott L. Thompson	14,583,895	175,274

 There were 2,048,890 broker non-votes as to Proposal I.

All seven nominees were elected.

Proposal II:  Ratification of Selection of Independent Registered Public Accounting Firm.   The number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes For as a Percentage of Votes Present at the Meeting	Votes Against	Abstentions
16,304,845	97.00%	500,173	3,041

There were no broker non-votes as to Proposal II.

Proposal II received the affirmative vote of the holders of at least a majority of the shares of common stock present at the Annual Meeting and therefore was adopted.

Proposal III:  Advisory Vote Relating to Executive Compensation.   The number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes For as a Percentage of Votes Present at the Meeting	Votes Against	Abstentions
14,054,862	95.22%	629,688	74,619

There were 2,048,890 broker non-votes as to Proposal III.

Proposal III received the affirmative vote of the holders of at least a majority of the shares of common stock present at the Annual Meeting and therefore was adopted.

Proposal IV:  Advisory Vote Relating to Frequency of Future Advisory Votes.   The number of votes cast for each alternative (one year, two years or three years), as well as the number of abstentions and broker non-votes, were as follows:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions
11,775,015	7,235	2,920,100	56,819

There were 2,048,890 broker non-votes as to Proposal IV.

The one-year alternative received the affirmative vote of the holders of at least a majority of the shares of common stock present at the Annual Meeting and therefore was adopted.  The Company intends to hold a stockholder advisory vote on the compensation of its named executive officers every year until the next required vote on the frequency of stockholder votes on the compensation of executives.

Item. 8.01  Other Events.

(a)           On May 5, 2011, the Company announced that its Board of Directors declared a cash dividend of $0.09 per share, payable on May 27, 2011 to stockholders of record at the close of business on May 13, 2011.  The dividend represents a 5.9% increase over the Company’s previous quarterly cash dividend of $0.085 per share.

A copy of the press release announcing the dividend is attached to this Form 8-K as Exhibit 99.2.

(b)           On May 5, 2011, the Company announced that Mr. Sorrentino has advised the Company that he intends to begin to reduce his holdings of the Company's common stock in connection with his planned departure.  Mr. Sorrentino may sell up to 500,000 shares between now and the end of the year.  Mr. Sorrentino's sales will be made in accordance with guidelines under the federal securities laws, as well as the Company's policies regarding insider sales, and may be made under a prearranged trading plan adopted under SEC Rule 10b5-1.  After such sale as described above, Mr. Sorrentino will continue to be a significant stockholder.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release of Houston Wire & Cable Company dated May 5, 2011.

99.2	Press release of Houston Wire & Cable Company dated May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: May 6, 2011	By:	/s/ Nicol G. Graham
Name: Nicol G. Graham
Title: Vice President and Chief Financial Officer